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Exhibit 4.1

DATED 13 February 2001

XYRATEX PLC

2001 APPROVED COMPANY SHARE
OPTION PLAN (NO. 2)

RULES

XYRATEX PLC
2001 APPROVED COMPANY SHARE OPTION PLAN
RULES

1.
INTERPRETATION

1.1
In this Scheme, (unless the context requires otherwise) the following words and expressions shall have the following meanings:

    "Adoption Date" the date on which the Scheme is approved by the Board of directors of the Company;

    "Approved Scheme" any scheme (other than the Scheme) approved in accordance with Schedule 9 established by the Company or by any Associated Company but excluding for the purposes of this definition any savings-related share option scheme or profit sharing scheme so established;

    "Any Other Executive Scheme" any scheme (other than the Scheme) adopted by the Company which provides for the acquisition of or subscription for Shares by or on behalf of selected employees and/or directors, and which is not linked to an SAYE contract and which is not an ESOP;

    "Any Other Scheme" any scheme (other than the Scheme) adopted by the Company which provides for the acquisition of or subscription for Shares by or on behalf of employees or directors;

    "Associated Company" has the meaning given to that expression by Section 416 ICTA;

    the "Auditors" the auditors for the time being of the Company (acting as experts and not as arbitrators);

    the "Board" the board of directors for the time being of the Company or a committee thereof duly authorized for the purposes of the Scheme;

    the "Committee" a committee consisting of, or comprising a majority of, non-executive directors of the Company or in the absence thereof, the Board;

    the "Company" Xyratex Plc;

    "Control" has the meaning given to it by Section 840 ICTA and "Controlled" shall have a similar meaning;

    "Date of Grant" the date on which an Option was or is to be granted under Rule 4;

    "ESOP" an Employee Share Ownership Plan as defined by paragraph 1 of schedule 8 to the Finance Act 2000;

    "Flotation" the admission of the Shares to the Official List the admission of the Shares to the Regulated Market and admission to trading on the Neuer Markt of the Frankfurt Stock Exchange or the grant of Permission for Shares to be dealt in on the Alternative Investment Market or any other recognized investment exchange (as defined in Section 207 Financial Services Act 1986);

    the "Group" the Company and any other company which is for the time being Controlled directly or indirectly by the Company and "Member of the Group" shall be construed accordingly;

    "ICTA" the Income and Corporation Taxes Act 1988;

    "Market Value" as applied to a share on any day, the market value of a Share determined in accordance with the Taxation of Chargeable Gains Act 1992 and which shall be the average middle market quotation of a Share as derived from The Official List for the three immediately preceding dealing days immediately preceding the Date of Grant or (if Shares are not for the time being so quoted) the price agreed in advance, for the purposes of the relevant grant, by the Board and the Inland Revenue Shares Valuation Division as being the market value of a Share on the date on which the Option in question is granted;

    "Model Code" the Stock Exchange Model Code for Securities Transactions by Directors of Listed Companies or any comparable code adopted by the Company or by which the Company is legally bound;

    "Neuer Markt" means the trading facility offered by Deutsche Borse AG known as the Neuer Markt;

    the "Official List" The London Stock Exchange Daily Official List;

    "Option" a right (for the time being subsisting) to acquire Shares in accordance with the Scheme;

    "Option Holder" a person who holds an Option or (where the context admits) his personal representatives;

    "Option Exercise Period" the period commencing 6 months after the Date of Grant of the Option (or such later date as the Board may determine on or before Date of Grant) and ending on the day before the tenth such anniversary or on such earlier dates as the Board may have determined on or before the Date of Grant;

    "Option Price" the price at which each Share subject to an Option may be acquired on the exercise of that Option being, subject to Rule 9, not less than the higher of:

    (i)
    the nominal value of a Share; and

    (ii)
    the Market Value of a Share on the Date of Grant of the Option;

    "Performance Target" the performance target specified by the Committee in accordance with Rule 3.4;

    "Qualifying Employee" any director of a Member or Members of the Group who as such is required to devote substantially the whole of his working time (and in any event not less than 25 hours per working week (excluding meal breaks)) to the business of that Member or those Members of the Group and any employee of a Member or Members of the Group not being a director (regardless of the number of hours per week served) but excluding any director or employee who is ineligible by virtue of Paragraph 8 of Schedule 9 to participate in the Scheme;

    "Redundancy" redundancy within the meaning of the Employment Rights Act 1996 but excluding any redundancy which may be deemed to have occurred when the business employing the Qualifying Employee is sold;

    "Regulated Market" means the Geregelter Markt of the Frankfurt Stock Exchange;

    "Rules" the rules of the scheme as from time to time altered excluding the Schedule;

    "Schedule" the unapproved schedule contained at Schedule 4 to the Rules;

    "Schedule 9" Schedule 9 to ICTA;

    the "Scheme" this Scheme which shall be known as the Xyratex Plc 2001 Approved Company Share Option Plan (No. 2) as authorized by resolution of the Board, proposed and duly passed on the Adoption Date with such alterations thereto as may duly be made from time to time pursuant to the provisions of Rule 10;

    "Share" a fully paid ordinary share of the Company complying with the conditions of paragraphs 10 to 14 (inclusive) of Schedule 9;

    "Subsisting Option" an Option which has not lapsed or been exercised.

  1.2
  Words denoting the singular shall include the plural and vice versa.

  1.3
  Words denoting the masculine gender shall include the feminine gender.

  1.4
  References in these Rules to a rule, clause, sub-clause, paragraph or sub-paragraph are, unless otherwise stated, references to a rule, clause, sub-clause, paragraph or subparagraph of these Rules.

  1.5
  Rule headings are inserted for convenience only and are to be ignored in construing these Rules.

  1.6
  References in these Rules to any enactment shall be deemed to include references to such enactment as extended, re-enacted or amended.

  1.7
  References in these Rules to "month" shall be deemed to be references to a calendar month.

2.
LIMITS TO SCHEME

  2.1.1
  Subject to the remaining provisions of this Rule 2 and to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting, the number of Shares in respect of which Options to subscribe for Shares may be granted under the Scheme after Flotation shall not, when added to the number of Shares issued or capable of being issued by way of subscription on the exercise of options granted by the Company both under the Scheme and under Any Other Scheme (but excluding any such options that either have lapsed or been surrendered and options which were granted prior to Flotation), exceed ten per cent of the Company's Shares in issue from time to time.

2.2
An Option granted to a Qualifying Employee shall be limited and take effect so that the aggregate Market Value of Shares subject to that Option when aggregated with the Market Value of Shares which may be acquired on the exercise of options granted to him under the Scheme or under any other Approved Scheme (but excluding options which have been exercised surrendered or cancelled), shall not exceed £30,000 or such alternative figure as is from time to time specified in paragraph 28 of Schedule 9. The Market Value of Shares shall be calculated as at the time the options in relation to those Shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

3.
PROVISIONS RELATING TO THE GRANT OF OPTIONS

3.1
Subject to the limitations and conditions contained in the Scheme and unless prohibited by law, the Committee may from time to time in its absolute discretion select any number of persons who are, at the intended Date of Grant, Qualifying Employees and grant Options to them.

  3.2
  Except in circumstances which the Committee in its discretion deems sufficiently exceptional to justify the grant of an Option without regard to this paragraph, following a Flotation an Option may only be granted under the Scheme during the undermentioned periods:

  3.2.1
  within the period of 42 days after the Adoption Date; or

  3.2.2
  within the period of 42 days after the date upon which the Scheme is approved by the Board of Inland Revenue under Schedule 9; or

  3.2.3
  within the period of 42 days after the date of the announcement of the annual or half-yearly results of the Company;

    PROVIDED ALWAYS that if the Company is restricted at any time by statute, order, regulation or otherwise (including a restriction resulting from the application of the Model Code) from granting any Options within the periods of 42 days mentioned in Rules 3.2.1 to 3.2.3 above, grants may be made within the period of 42 days from the lifting of such restriction.

    PROVIDED FURTHER that no Options shall except as aforesaid be granted unless the three dealing days referred to in the definition of Market Value (or, in the case of Shares listed on any other recognized investment exchange, any dealing day by reference to which the Market Value is fixed) and relevant to that Option also fall within the appropriate period of 42 days.

  3.3
  Options shall be granted on such objective terms, being similar terms so as not to discriminate between employees and directors (consistent with the Rules), and in such form as the Committee may from time to time determine.

  3.4
  The terms and conditions upon which Options may be granted shall include such conditions which must be satisfied before Options can be exercised (a performance target") which the Committee in its discretion deems appropriate (if any) having regard to institutional guidelines PROVIDED THAT where such conditions relate to the performance of a task or the achievement of a target such conditions may only be imposed if:

  3.4.1
  the Committee reasonably considers the performance of the task or the achievement of the target (as the case may be) to be a fair measure of the performance of the relevant Qualifying Employee; and

  3.4.2
  the determination of whether or not the task is performed or the target is achieved (as the case may be) is on an objective basis.

    The Committee may also determine that an Option may only be exercised as to specified proportions of the Shares comprised within it prior to dates so specified.

  3.5
  There shall be no monetary consideration for the grant of any Option and accordingly each Option shall be granted by way of deed.

  3.6
  An Option may not be granted to a Qualifying Employee who is within two years of the date on which he is bound to retire in accordance with the terms of his contract of employment.

  3.7
  No Option shall be granted at a date more than ten years after the Adoption Date without authorization by the Company in general meeting.

  3.8
  An Option Holder may, within a period of 21 days immediately following the Date of Grant, renounce by notice in writing to the Company his Option in respect of all or any part of the Shares which are the subject of the Option.

4.
GRANT OF OPTIONS

4.1
The grant of an Option under the Scheme shall be evidenced by the issue to the Qualifying Employee of an option certificate substantially in the form set out in Schedule 1 hereto. The Option certificate shall state the Date of Grant, the Option Exercise Period, the Option Price and shall give details of the Performance Target.

4.2
Except as otherwise specifically provided in these Rules, each Option shall be exercisable only by the Qualifying Employee to whom it is granted and may not be transferred, assigned or charged. In the event of any purported transfer, assignment or charge the Option shall immediately lapse and be of no further effect. Each Option certificate shall carry a statement to this effect.

5.
EXERCISE OF OPTIONS

5.1
Exercise of Options

    Options shall be exercised by lodging with the Company Secretary, or such other person as the Committee may specify, the relevant Option certificate and a duly completed notice of exercise in such form as the Committee may from time to time prescribe in respect of such number of Shares as the Option Holder shall specify on the notice of exercise subject to Rule 5.2.6 below and accompanied by payment by way of acquisition of the Shares.

  5.2
  General restrictions on exercise of Options

    An Option may not be exercised:

    5.2.1
    except as provided in Rules 7 and 8, prior to the commencement of the Option Exercise Period;

    5.2.2
    after the expiry of the Option Exercise Period;

    5.2.3
    during any period during which the Model Code restricts dealings in Shares;

    5.2.4
    by an Option Holder at any time if at that time he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9;

    5.2.5
    by an Option Holder at any time if at that time he is not, save as provided in Rule 6, a Qualifying Employee; or

    5.2.6
    in part as to not less than 10% of the Shares the subject of the Option and in multiples of 10% of the Shares the subject of the Option except where the exercise is in respect of the balance of the Shares comprised within the Option in question.

  5.3
  Lapse of Options

    An Option or part thereof which shall not have been exercised by the expiration of the Option Exercise Period shall automatically lapse.

  5.4
  Additional restrictions on exercise of Options

  5.4.1
  Save in the cases mentioned in Rules 7 and 8, an Option shall not be exercisable except within the Option Exercise Period and save as mentioned in Rules 7 and 8 unless any performance target specified by the Committee at the time the Option was granted in accordance with Rule 3.4 is satisfied.

      PROVIDED THAT notwithstanding anything else in these Rules where events happen which cause the Committee reasonably to consider that any Performance Target subject to which any Option has been granted no longer represents a fair measure of performance, the Committee may subject to obtaining the prior approval of the inland Revenue vary the conditions to the extent that it considers appropriate provided that it reasonably considers the conditions as varied are no more difficult nor easy to satisfy and further provided that the Option Holders are given notice in writing of the variation as soon as practicable.

    5.4.2
    The Committee shall as soon as reasonably practicable following the satisfaction of any Performance Target give written notice to inform the Option Holder concerned that his Option has become exercisable.

  5.5
  Result of exercise of Options

  5.5.1
  Subject to the obtaining of any necessary consent from H.M. Treasury, the Bank of England, The London Stock Exchange or other competent authority and to the terms of any such consent and subject to receipt by the Company of the appropriate payment in full in cleared funds, within 30 days of receipt by the Company of the notice of exercise, the Board on behalf of the Company shall allot to the Option Holder the number of Shares in respect of which the Option has been exercised or shall procure the transfer of shares to the Option Holder in respect of which the option has been exercised.

  5.5.2
  All Shares allotted on exercise of Options shall on issue rank pari passu in all respects with the Company's existing Shares, save that the Shares issued will not rank for any dividends or other distributions declared or recommended the record date for which falls on or prior to the date when the Option is exercised.

  5.5.3
  The Company shall make application for listing of the Shares so issued on all Stock Exchanges (if any) on which its other issued ordinary share capital is then listed with effect from the earliest possible date after the date of issue.

  5.5.4
  The Company shall at all times keep available sufficient unissued Shares or shall procure the transfer of Shares to satisfy the exercise of all Options granted under the Scheme, taking account of any other obligations of the Company to issue unissued Shares.

6.
CESSATION OF EMPLOYMENT

  Subject to Rule 5.2:

  6.1
  If an Option Holder dies before exercising an Option or part thereof and at a time when he is a Qualifying Employee the Option may (and must, if at all) be exercised (to the extent exercisable on the date of such termination) by his personal representatives within the period ending on the earlier of:

  6.1.1
  the expiry of 12 months after the date of death; and

  6.1.2
  the expiry of the Option Exercise Period.

  6.2
  If an Option Holder ceases to be a Qualifying Employee for any other reason then any Option not exercised by the time of such cessation shall lapse.

  6.3
  An Option Holder shall not be treated for the purposes of these Rules as ceasing to be a Qualifying Employee until such time as he is no longer a director or employee of any Member of the Group and an Option Holder (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising an Option under the Scheme shall be treated for the purposes of these Rules as not having ceased to be such a director or employee.

  6.4
  For the purposes of these Rules, where an Option Holder's contract of employment with the Group is terminated by a Member of the Group without notice the Option Holder's employment shall be deemed to cease on the date on which the termination takes effect, and where the said contract is terminated by notice given by a Member of the Group, the Option Holder's employment shall be deemed to cease on the date on which that notice expires.

7.
TAKEOVER OF COMPANY

7.1
If

7.1.1
any person or group of persons acting in concert obtains Control of the Company as a result of making:

7.1.1.1
a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person or group of persons will have Control of the Company; or

7.1.1.2
a general offer to acquire all the issued Ordinary Shares (or such of them as are not already owned by it and/or by any of its subsidiaries);

7.1.2
any person becomes entitled or bound to acquire shares in the capital of the Company under Sections 428 to 430F of the Companies Act 1985; or

7.1.3
under Section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies then the Board shall serve notice upon each Option Holder (or his personal representatives) notifying him of such fact and an Option Holder (or his personal representatives) may at any time within the Appropriate Period defined for the purpose of this Rule in Rule 7.2.3 below, subject always to Rule 5.2 (other than Rule 5.2.1), exercise any Option or part thereof which has not lapsed. Any Option which is not so exercised shall lapse unless Rule 7.2 below applies.

  7.2
  7.2.1
  If a company (in this Rule called the "Acquiring Company") has acquired Control of the Company as a result of any of the events described in Rules 7.1.1 or 7.1.3, or has become entitled or bound as mentioned in Rule 7.1.2, (such acquiring of Control or becoming entitled or bound being referred to below as a "Relevant Event"), the Option Holder may by agreement with the Acquiring Company at any time within the Appropriate Period (as defined in Rule 7.2.3 below) release his rights under the Scheme (in this Rule referred to as the "Old Rights") in consideration of the grant to him of rights (in this Rule referred to as the "New Rights") which comply with paragraph 7.2.2 below and relate to shares in the Acquiring Company (or some other company which in relation to the Acquiring Company falls within paragraph (b) or paragraph (c) of paragraph 10 of Schedule 9).

  7.2.2
  The New Rights shall comply with each of the following requirements:

  7.2.2.1
  the shares to which they relate shall satisfy the conditions specified in relation to scheme shares in paragraphs 10 to 14 of Schedule 9;

  7.2.2.2
  the New Rights shall be exercisable in the same manner as the Old Rights and subject to the provisions of the Scheme as it had effect immediately before the release of the Old Rights;

  7.2.2.3
  the total Market Value, immediately before the release, of the Shares which were subject to the Option Holders Old Rights shall be equal to the total Market Value immediately after the grant of the shares in respect of which the New Rights are granted to the Option Holder; and

      7.2.2.4
      the total amount payable by the Option Holder for the acquisition of shares in pursuance of the New Rights shall be equal to the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Rights.

    7.2.3
    In this Rule the "Appropriate Period" means:

    7.2.3.1
    in a case falling within Rule 7.1.1 and where Rule 7.1.2 does not apply, the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

    7.2.3.2
    in a case falling within Rule 7.1.2, the period during which the Acquiring Company remains bound or entitled as mentioned in that Rule; and

    7.2.3.3
    in a case falling within Rule 7.1.3, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

    7.2.4
    Any reference in Rules 5 to 9 and Rule 11 to "Option", "Shares", "Company" or "Board" shall, in its application to any New Rights, be deemed a reference to the New Rights, the shares to which the New Rights relate, the company in whose capital such shares are comprised or the Board as defined in Rule 1 but in relation to the Acquiring Company.

    7.2.5
    Rule 7.2.1 above is included in the Scheme by virtue of paragraph 15 of Schedule 9.

    7.2.6
    If New Rights shall be granted to an Option Holder by reference to any Relevant Event, Rules 7.1.1, 7.1.2 and 7.1.3 above shall cease to apply by reference to that Relevant Event (but without prejudice to their application by reference to any other Relevant Event). Any Option which is not exercised or released pursuant to this Rule within the Appropriate Period (as defined in Rule 7.2.3 above) following a Relevant Event (but not any New Rights granted by reference to that Relevant Event) shall lapse.

8.
WINDING-UP OF THE COMPANY

  Subject always to Rule 5.2 (other than Rule 5.2.1) but notwithstanding Rule 5.4, if at any time while any Option remains unexercised notice is duly given of a general meeting of the Company at which a resolution will be proposed for the voluntary liquidation of the Company, every Option shall be exercisable in whole or in part (provided that such Option has not by the time of such resolution lapsed) until the commencement of such winding-up within the meaning of Section 524 of the Companies Act 1985. The Company shall give to each Option Holder holding any unexercised Option notice of any meeting called for the purpose of considering a resolution for the voluntary liquidation of the Company and shall at the same time give him notice of his rights under this Rule. Subject to the foregoing, all Options shall lapse on the commencement of any liquidation of the Company.

9.
VARIATION OF CAPITAL

9.1
Subject to Rules 9.3 and 9.4 below, in the event of any variation of the share capital of the Company (whenever effected) by way of capitalization or rights issue, or sub-division, consolidation or reduction or any other variation howsoever effected, the Committee may make such adjustments as it considers appropriate under Rule 9.2 below.

9.2
An adjustment made under this Rule shall be to one or more of the following:

9.2.1
the number of Shares in respect of which any Option granted under the Scheme may be exercised;

9.2.2
the price at which Shares may be acquired by the exercise of any such Option; and

    9.2.3
    where any such Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

  9.3
  Except in the case of a capitalization issue, no adjustment under Rule 9.2 above shall be made without the prior confirmation in writing by the auditors for the time being of the Company to the directors that it is, in their opinion, fair and reasonable.

  9.4
  No adjustment under Rule 9.2 above shall be made:

  9.4.1
  at a time what the Scheme is approved by the Inland Revenue under Schedule 9 without the prior approval of the Inland Revenue;

  9.4.2
  as a result of which the aggregate amount payable on the exercise of an Option in full would be increased or reduced; or

  9.4.3
  which would cause the Shares to cease to satisfy the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

  9.5
  An adjustment under Rule 9.2 above may have the effect of reducing the price at which Shares may be acquired by the exercise of the Option to less than their nominal value, but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for, and to apply such sum in paying up such amount on such Shares, and so that on exercise of any Option in respect of which such a reduction shall have been made, the Board shall capitalize such sum (if any) and apply the same in paying up such amount as aforesaid.

  9.6
  As soon as reasonably practicable after making any adjustment under Rule 9.2 above, the Board shall give notice in writing thereof to each Option Holder.

10.
ALTERATIONS TO SCHEME

10.1
Subject to this Rule 10, the Committee may by resolution at any time and from time to time make any alteration to the Scheme which it thinks fit. Any such alteration which is necessary to comply with or to take account of any applicable legislation or statutory regulations or any change therein or any requirements of the Board of the Inland Revenue for the approval of the Scheme under any such legislation or regulations or to obtain or maintain favorable taxation treatment for the Company or the Option Holders may be made notwithstanding the following provisions of this Rule (except Rule 10.2).

10.2
No such alteration shall take effect until approved by the Board of the Inland Revenue.

10.3
No alteration shall be made which would materially increase the liability of any Option. Holder or which would materially decrease the value of his subsisting rights attached to any Option without the prior written consent of at least two thirds of Option Holders.

10.4
Following a Flotation, no alteration to any of the provisions listed in this paragraph which is to the advantage of Option Holders shall take effect without the prior approval of the Company in general meeting. The said provisions are:

10.4.1
the definitions of "Market Value", "Option Exercise Period", "Qualifying Employee" and "Option Price" in Rule 1;

10.4.2
the maximum limits of the Scheme and individual participation limits in Rule 2;

10.4.3
the restrictions on transfer of rights granted under the Scheme;

    10.4.4
    the periods during and circumstances in which Qualifying Employees may be granted Options and Options exercised;

    10.4.5
    the rights attached to Shares in Rule 5.5;

    10.4.6
    the provisions of Rules 8 and 9; and

    10.4.7
    the provisions of this Rule 10.

  10.5
  As soon as reasonably practicable after making any alteration under Rule 10.1 above, the Committee shall give notice in writing thereof to each Option Holder.

  10.6
  Notwithstanding any other provision of the Scheme other than Rule 10.2 the Board may in respect of Options granted to Qualifying Employees who are or who may become subject to Taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant Taxation, securities or exchange control laws provided that the terms of Options granted to such Qualifying Employees are not overall more favorable than the terms of Options granted to other Qualifying Employees.

11.
MISCELLANEOUS

11.1
This Scheme shall not form part of the contract of employment of any individual who participates therein. The rights and obligations of any individual under the terms of his office or employment with any Company participating in the Scheme shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as these rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination. No such participation, rights or benefits shall be taken into account for the purposes of calculating the amount of benefits payable to any pension fund. Options granted pursuant to the Scheme shall not constitute any representation or warranty that any benefit will accrue to the Qualifying Employee who is granted the Option.

11.2
The Scheme shall in all respects be administered by the Committee who may from time to time make and vary such rules and regulations for its conduct not inconsistent with these Rules and may from time to time establish such procedures for administration and implementation of the Scheme as they think fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Committee shall be final and binding upon all persons (subject to the written concurrence of the Auditors having been obtained when so required by the Rules).

11.3
The Company (or any of its subsidiaries) may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

11.4
In any matter in which they are required to act under the Scheme, the Auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1996 shall not apply to these Rules.

11.5
Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a company participating in the Scheme, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

  11.6
  The costs of introducing and administering the Scheme shall be borne by the Company.

  11.7
  The Company shall maintain all necessary books of account and records relating to the Scheme.

  11.8
  Subject to the Articles of Association of the Company, an option Holder who is a director of the Company may, notwithstanding his interest, vote on any board resolution concerning the Scheme (other than in respect of his own participation therein) and may retain any benefits under the Scheme.

12.
GOVERNING LAW

  The Rules and the Scheme shall in all respects be governed by the laws of England.

SCHEDULE 4

Unapproved Schedule to the Rules of the Scheme

1.
UNAPPROVED SCHEDULE

  This Schedule constitutes a schedule to the Rules which is not approved by the Inland Revenue and for the avoidance of doubt this Schedule constitutes a separate employee share option scheme from the Scheme.

2.
DEFINITION

  "Relevant Liability" means any liability of the Company or any Member of the Group to make any payment of income tax through the PAYE system or any National Insurance Contributions (including employer's National Insurance Contributions) or any other deduction or payments which the Company is obliged to make in respect of or by reference to the grant or exercise of an Option.

  "Indemnity Document" means a document in the form of an agreement, election or otherwise which the Board may require an Option Holder to enter into in connection with any Relevant Liability.

3.
INCORPORATION OF RULES

3.1
Unless expressly stated to the contrary in this Schedule the rules of the Scheme shall be incorporated into this Schedule and accordingly words and expressions used in this Schedule shall have the meaning ascribed to them in rule 1 of the Scheme.

3.1A
The definition of "Share" shall be "a fully-paid A ordinary share in the Company, or any shares that derive from such Shares."

3.2
The definition of "Qualifying Employee", shall apply for the purposes of this Schedule as if the following words had been deleted:

3.2.1
"but excluding any director or employee who is ineligible by virtue of paragraph 8 of Schedule 9 to participate in the Scheme"

3.3
Rule 2.2 of the Scheme shall not apply to Options granted under this Schedule and shall not be incorporated into this Schedule.

3.4
Rules 5.1, 5.2.4 and 5.5.1 shall not apply to Options granted under this Schedule. and the following shall apply:

5.1.1
Options shall be exercised in whole or part (but not unless the Board otherwise permits in respect of less than 10 per cent of the Shares the subject of the Option (unless such smaller percentage represents all the remaining Shares under the Options) by lodging with the Company Secretary, or such other person as the Board may specify, the relevant Option certificate and a duly completed notice of exercise in such form as the Board may from time to time prescribe in respect of such number of Shares as the Option Holder shall specify on the notice of exercise (subject to the foregoing) and accompanied by payment by way of acquisition of the Shares. The consequences of submitting a duly completed notice of exercise are set out in Rule 5.1.2.

5.1.2
The consequences of submitting a duly completed notice of exercise are either:

5.1.2.1
that the Option Holder shall make a cash payment in cleared funds to the Company or a other member of the Group (as appropriate) of an amount at least equal to the Relevant Liability in relation to the relevant Option. Such payment in cleared funds shall be made within seven days of the Option Holder receiving a written demand in relation thereto; or

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      5.1.2.2
      that:

      5.1.2.2.1
      where the Option Holder does not indicate on the duly completed notice of exercise that he intends to make a payment in accordance with Rule 5.1.2.1, with effect from the date of submission of the notice of exercise; or

      5.1.2.2.2
      where the Option Holder indicates on the notice of exercise that he intends to make a payment in accordance with Rule 5.1.2.1, but fails to make such payment in accordance with that Rule, with effect from the eighth day after submission of the notice of exercise;

          the Option Holder shall have irrevocably appointed any director of the Company or such other person as the Board shall nominate at the relevant time as his trustee (hereafter referred to as the "Bare Trustee") for the purpose of providing the Company or other member of the Group (as appropriate) with sufficient funds so as to enable the Company or other member of the Group to account to the Inland Revenue for the Relevant Liability by receiving on trust or retaining on trust (as the case may be) out of the total number of Shares to which the Option Holder is entitled following the relevant exercise of the Option the legal title to and selling such number of Shares as, in the reasonable opinion of the Company is required to realize a cash amount sufficient to discharge the Relevant Liability. For avoidance of doubt, the beneficial title shall at all times during the Bare Trusteeship referred to in this Rule, remain vested in the Option Holder, The Bare Trustee shall be authorized to pay to the Company or other member of the Group (as appropriate) an amount equal to the Relevant Liability on behalf of the Option Holder. To the extent that all of the said Shares are sold under this Rule 5.1.2.2 and the sale realizes a cash amount less than the Relevant Liability (having deducted from the proceeds any reasonable disposal costs) the Option Holder shall pay to the Company or other member of the Group (as appropriate) an amount equal to the difference within seven working days of demand. The Option Holder may not revoke this appointment or alter the terms of this trust within 28 days of its commencement (which for the avoidance of doubt shall be the date on which the relevant Option is exercised); or

      5.1.2.3
      any other arrangement which the Board and the Option Holder agree to adopt.

    5.1.3
    5.1.3.1
    The Board may (to the extent permitted by law) require an Option Holder to execute such Indemnity Document(s) to bind the Option Holder contractually to any such arrangement as is referred to under 5.1 and/or (insofar as it is legal to do so) to transfer to the Option Holder the liability for all or part of any Relevant Liability.

    5.1.3.2
    The Board may determine that it shall be a condition of the grant of an Option that the Option Holder shall return to the Company the executed Indemnity Document within 30 days (exclusive of the Date of Grant) failing which the Option shall automatically lapse.

  3.5
  References to the consent of the Inland Revenue in Rules 5.4.1 and 10.2 shall be deleted.

  3.6
  Rules 5.2.4, 7.2.2.1, 9.4.1 and 9.4.3 shall be deleted.

4.
OPTIONS

  Options may be granted under this Schedule pursuant to the Rules (amended as set out above) and such Options shall be unapproved Options. There is attached to this schedule the form of ancillary documentation which may be used for Options granted (or intended to be granted) under this Schedule.

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XYRATEX PLC 2001 APPROVED COMPANY SHARE OPTION PLAN (NO. 2)